Exhibit 99.1

Acies Corporation Appoints Steven Wolberg as Chief Strategy Officer of Acies, Inc.

NEW YORK, March 4, 2009 – Acies Corporation (OTCBB: ACIE)(the “Company” or “Acies”), which specializes in payment processing services to small, medium, and large-size merchants across the United States, announced today that its Board of Directors appointed Steven Wolberg as its Chief Strategy Officer on March 1, 2010.

In this new role, Wolberg will lead the ongoing development of Acies’ corporate strategy and finding key opportunities to drive organic and potential acquisition growth for the Company.  Wolberg will focus on directing corporate initiatives and developing strategic alliances with key corporate partners.

Mr. Wolberg brings a unique blend of legal and business skills and has more than 20 years of experience transacting in the local and international business arena. Prior to joining Acies, Mr. Wolberg successfully served in multiple legal and business roles including serving as Chief legal counsel and Vice President of Mascot Network a Massachusetts technology company, Corporate and Real Estate Attorney at Attorneys Brown & Rudnick, and President of Oakland Properties, a real estate development corporation.

Mr. Wolberg also currently owns and serves as the Managing Member of Prime Portfolios, LLC, which does not directly compete with the Company, but which does hold a private investment portfolio of payment processing companies similar to the Company.

Oleg Firer, President and Chief Executive Officer of Acies Corporation said, “Mr. Wolberg’s vast experience and deep understanding of our dynamic industry, combined with his proven track record of success will help us develop strategic alliances with key partners and capitalize on opportunities within the growing payment processing industry. We anticipate that Steven’s capabilities in acquisitions, strategic planning, investor relations and the raising and management of capital will prove invaluable to our company as we continue to work toward our goals of profitable growth and maximizing value for our shareholders.”

Mr. Wolberg received his Bachelor of Arts from the University of Witwatersrand in Johannesburg, South Africa, his Bachelors of Laws from the University of Witwatersrand, in Johannesburg, South Africa, and his Juris Doctorate from the New England School of Law in Boston, Massachusetts. Mr. Wolberg is also a member of the Massachusetts Bar Association.

“I am very excited about my new role at Acies.” said Mr. Wolberg. “The Company is uniquely positioned to capitalize on prospects in the vibrant yet fragmented payment processing arena. I look forward to being an integral part of the Acies team responsible for realizing the Company’s strategic initiatives.”

About Acies Corporation

Acies, Inc. (“Acies”'), a wholly owned subsidiary of Acies Corporation (OTCBB: ACIE), is a financial services company that, through its wholly-owned subsidiary, Acies, Inc., specializes in payment processing services to small, medium, and large-size merchants across the United States. Acies' payment processing services enable merchants to process Credit, Debit, Electronic Benefit Transfer (EBT), Check Conversion, and Gift & Loyalty transactions. Acies also offers traditional and next-generation point-of-sale (POS) terminals, which enable merchants to utilize Acies' payment processing services.

For more information, visit http://www.aciesinc.com.

Forward-looking Statements

"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

Contact:
Acies Corporation
Steven Wolberg, Chief Strategy Officer
(617) 965-2664
steven@aciesinc.com